EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 12, 2005 in the Amendment No. 1 to the Registration Statement (File No. 333-128879) and related Prospectus of Claymore Securities Defined Portfolios, Series 255.




                                                          /s/ Grant Thornton LLP

                                                          GRANT THORNTON LLP


Chicago, Illinois
October 12, 2005